EQ ADVISORS TRUST
10f-3 TRANSACTION SUMMARY
(SECURITIES PURCHASED IN AN OFFERING IN WHICH AN
AFFILIATED UNDERWRITER PARTICIPATES)
FOR THE PERIOD JULY 1, 2004 - DECEMBER 31, 2004

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							Underwriter			Principal Amount
							from Whom			of Purchase 	Aggregate Amount
Fund Name				Purchase Date	Purchased			by Advisor	of Offering
EQ/J.P. Morgan Core Bond Portfolio	08/11/04	Goldman Sachs & Co.		$119,887,200	$749,295,000
EQ/J.P. Morgan Core Bond Portfolio	08/17/04	Merrill Lynch & Co.		$59,957,400	$999,290,000
EQ/J.P. Morgan Core Bond Portfolio	08/17/04	Lehman Brothers, Inc.		$30,000,000	$950,000,000
EQ/J.P. Morgan Core Bond Portfolio	09/15/04	Deutsche Morgan Grenfell	$51,350,000	$1,248,100,000
EQ/J.P. Morgan Core Bond Portfolio	09/22/04	Wachovia Securities LLC		$24,124,562	$326,000,000
EQ/J.P. Morgan Core Bond Portfolio	09/28/04	Lehman Brothers, Inc.		$75,000,000	$1,250,000,000
EQ/J.P. Morgan Core Bond Portfolio	09/29/04	Wachovia Securities LLC		$18,423,504	$114,990,662
EQ/J.P. Morgan Core Bond Portfolio	10/26/04	Citigroup Global Markets	$50,000,000	$1,397,788,000
EQ/J.P. Morgan Core Bond Portfolio	10/27/04	Citigroup Global Markets	$81,820,718	$2,247,547,500
EQ/J.P. Morgan Core Bond Portfolio	10/27/04	Deutsche Morgan Grenfell	$16,687,467	$88,484,277
EQ/J.P. Morgan Core Bond Portfolio	11/08/04	Goldman Sachs & Co. 		$19,982,800	$499,570,000
EQ/J.P. Morgan Core Bond Portfolio	11/16/04	Barclays Capital, Inc. 		$79,000,000	$675,000,000
EQ/J.P. Morgan Core Bond Portfolio	11/17/04	Greenwich Capital Markets, Inc.	$50,000,000	$3,000,000,000
EQ/J.P. Morgan Core Bond Portfolio	12/08/04	Merrill Lynch & Co., Inc.	$15,000,000	$400,000,000
EQ/Mercury Basic Value Equity Portfolio	10/04/04	Citigroup, Inc.			$45,200,000	$1,505,827,152

							Commission
						Purchase Spread or
Fund Name					Price	Profit		Security				Affiliated Underwriter
EQ/J.P. Morgan Core Bond Portfolio (cont.)	$99.91	$0.48/share	SBC Communications			J.P. Morgan Securities, Inc.
EQ/J.P. Morgan Core Bond Portfolio (cont.)	$99.93	$0.25/share	United Overseas Bank Ltd		J.P. Morgan Securities, Inc.
EQ/J.P. Morgan Core Bond Portfolio (cont.)	$100.00	$1.00/share	RBS Capital Trust III			J.P. Morgan Securities, Inc.
EQ/J.P. Morgan Core Bond Portfolio (cont.)	$100.00	$0.07/share	Granite Mortgages PLC			J.P. Morgan Securities, Inc.
EQ/J.P. Morgan Core Bond Portfolio (cont.)	$99.998	$0.16/share	Volkswagen Auto Lease Trust		J.P. Morgan Securities, Inc.
EQ/J.P. Morgan Core Bond Portfolio (cont.)	$99.73	$0.35/share	Telecom Italia Capital			J.P. Morgan Securities, Inc.
EQ/J.P. Morgan Core Bond Portfolio (cont.)	$99.991	$0.22/share	Carmax Auto Owner Trust			J.P. Morgan Securities, Inc.
EQ/J.P. Morgan Core Bond Portfolio (cont.)	$99.84	$0.45/share	Westfield Capital Corp.			J.P. Morgan Securities, Inc.
EQ/J.P. Morgan Core Bond Portfolio (cont.)	$99.89	$0.45/share	SBC Communications			J.P. Morgan Securities, Inc.
EQ/J.P. Morgan Core Bond Portfolio (cont.)	$100.50	$0.13/share	Commercial 2004 - LB4A A4 		J.P. Morgan Securities, Inc.
EQ/J.P. Morgan Core Bond Portfolio (cont.)	$99.91	$0.65/share	Kinder Morgan Energy Partners, L.P.	J.P. Morgan Securities, Inc.
EQ/J.P. Morgan Core Bond Portfolio (cont.)	$100.00	$.18/share	GraceChurch Card Funding PLC		J.P. Morgan Securities, Inc.
EQ/J.P. Morgan Core Bond Portfolio (cont.)	$100.00	$0.20/share	Royal Bank of Scotland PLC		J.P. Morgan Securities, Inc.
EQ/J.P. Morgan Core Bond Portfolio (cont.)	$100.00	$1.00/share	North Front Pass Through Trust		J.P. Morgan Securities, Inc.
EQ/Mercury Basic Value Equity Portfolio (cont.)	$45.20	$0.80/share	General Mills, Inc.			Merrill Lynch & Co.
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